Exhibit 3.5

For Ministry Use Only A l’usage exclusif du ministére Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministere des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le	Ontario Corporation Number Numéro de la société en Ontario 1661243

MAY 30 MAI, 2005

/s/ illegible
Director / Directrice Business Corporation Act / Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION STATUTS DE FUSION

Form 4 Business Corporation	1.	The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination socialé de la société Issue de la fusion (écrire en LETTRES MAJUSCULES SEULEMENT):
Act		MASONITE INTERNATIONAL CORPORATION/

Formule 4		LA CORPORATION INTERNATIONALE MASONITE
Loi sur les
sociétés per
actions	2.	The address of the registered office is: Adresse du siége social :
1600 Britannia Road East
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)

		Mississauga	Ontario	L4W 1J2
		(Name of Municipality or Post Office)		(Postal Code /
		(Nom de la municipalité ou du bureau de poste)		(Code postal)

	3.	Number of directors is/are:	or minimum and maximum number of directors is/are:
		Nombre d’administrateurs:	ou nombres minimum et maximum d’administrateurs:
		Number	or minimum and maximum
		Nombre	ou minimum et maximum
1 10

	4.	The director(s) is/are: Administrateur(s): First name, middle names and surname	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code	Resident Canadian State ‘Yes’ or’ No’
		Prénon, autres prénoms et nom de famille	Domicile élu, y comprís la rue et la numéro ou le numéro de la R.R., le nom de la minicipalité, la province, le pays et le code postal	Résident canadien Oui/Non

	Scott C. Nuttall		430 East 86th Street, Apartment 10C, New York, New York, United States 10028	No
	Philip S. Orsino		61 Yorkville Avenue, Suite 1001, Toronto, Ontario, Canada M5R 1B7	Yes

5.	Check A or B
Cocher A ou B

	☒	A)

The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.

		A)	Les actionnaires de chaque société qui fusionnne ont dument adopté le convention de fusion conformément au paragraphe 176(4) de la Loi sur les socieétés par actions á la date mentionnée ci-dessous.

or
ou

	☐	B)	The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

		B)	Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l’article 177 de la Loi sur les sociétés par actions à la date mentionnée ci- dessous.

The articles of amalgamation in substance contain the provisions of the articles of Incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de and are more particularly set out in these articles. et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d’adoption ou d’approbation Year / annéeMonth / moisDay / jour
Masonite International Corporation/La Corporation Internationale Masonite	1655589	2005, 05, 27

Specialty Building Products Ltd. / Les Produits Specialty Building Ltée	1503743	2005, 05, 27

6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’il y a lieu, imposées aux activiés commerciales ou aux pouvoirs de la société

None.

7.	The classes and any maximum number of shares that the corporation is authorized to issue: Catégoríes et nombre maximal, s’il y a lieu, d’actions que la société est autorisée é émettre:

An unlimited number of common shares.

8.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut étre émise en série:

Not applicable.

9.

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’émission, le transfert ou la propriété d’actions est/n’est pas restreint.  Les restrictions, s’il y a lieu, sont les suivantes:

The shares of the Corporation shall not be transferred without the approval of the board of directors or of the holder or holders or more than 50% of the voting shares of the Corporation to be evidenced by a resolution of such directors or shareholders.

10.	Other provisions, (if any): Autres dispositions, s’il y a lieu:

The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

11.

The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”.
Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent l’annexe A.

12.

A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”.
Une copie de la convention de fusion ou les résolution des administrateurs (selon le cas) constitue(nt) l’annexe B.

These articles are signed in duplicate. Les présents status sont signés en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.
Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulierement désignés.

MASONITE INTERNATIONAL CORPORATION			SPECIALTY BUILDING PRODUCTS LTD./
LA CORPORATION INTERNATIONALE MASONITE			LES PRODUITS SPECIALTY BUILDING LTÉE

By:	/s/ Harley Ulster	By:	/s/ Harley Ulster
	Name: Harley Ulster	Name: Harley Ulster
	Title: Executive Vice President	Title: Secretary

SCHEDULE A

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Harley Ulster, of the City of Toronto, in the Province of Ontario, hereby state as follows:

1.             This Statement is made pursuant to subsection 178(2) of the Business Corporation Act (Ontario) (the “Act”).

2.             I am the Secretary of SPECIALTY BUILDING PRODUCTS LTD./LES PRODUITS SPECIALTY BUILDING LTÉE (the “Corporation”) and as such have knowledge of its affairs.

3.             I have conducted such examination of the books and records of the Corporation as are necessary to enable me to make the statements set forth below.

4.             There are reasonable grounds for believing that:

(a)           the Corporation is and the corporation to be formed by the amalgamation (the “Amalgamation”) of the Corporation and Masonite International Corporation/La Corporation Internationale Masonite will be able to pay its liabilities as they become due; and

(b)           the realizable value for such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.             There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation.

6.             The Corporation has not been notified by any creditor that it objects to the Amalgamation.

This Statement is made this 30th day of May, 2005.

/s/ Harley Ulster
Harley Ulster
Secretary

SCHEDULE A

STATEMENT OF DIRECTOR OR OFFICER
PURSUANT TO SUBSECTION 178(2) OF
THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Harley Ulster, of the City of Toronto, in the Province of Ontario, hereby state as follows:

1.             This Statement is made pursuant to subsection 178(2) of the Business Corporation Act (Ontario) (the “Act”).

2.             I am the Executive Vice-President of MASONITE INTERNATIONAL CORPORATION/LA CORPORATION INTERNATIONALE MASONITE (the “Corporation”) and as such have knowledge of its affairs.

3.             I have conducted such examination of the books and records of the Corporation as are necessary to enable me to make the statements set forth below.

4.             There are reasonable grounds for believing that:

(a)           the Corporation is and the corporation to be formed by the amalgamation (the “Amalgamation”) of the Corporation and Specialty Building Products Ltd./Les Produits Specialty Building will be able to pay its liabilities as they become due; and

(b)           the realizable value for such amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5.             There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation.

6.             The Corporation has not been notified by any creditor that it objects to the Amalgamation.

This Statement is made this 30th day of May, 2005.

/s/ Harley Ulster
Harley Ulster
Executive Vice President

SCHEDULE B

AMALGAMATION AGREEMENT

THIS AGREEMENT MADE THE 27th day of May, 2005,

B E T W E E N:

SPECIALTY BUILDING PRODUCTS LTD./

LES PRODUITS SPECIALTY BUILDING LTÉE

a corporation existing under the

laws of the Province of Ontario,

(hereinafter referred to as “Specialty”);

– and –

MASONITE INTERNATIONAL CORPORATION/ LA
CORPORATION INTERNATIONALE MASONITE
a corporation existing under the
laws of the Province of Ontario,

(hereinafter referred to as “Masonite”),

(collectively Specialty and Masonite are referred to
as the “Parties” and each of them, a “Party”)

WHEREAS Specialty was amalgamated under the laws of the Province of Ontario by a certificate and accompanying articles of amalgamation which became effective on January 1, 2002, as amended;

AND WHEREAS Masonite was amalgamated under the laws of the Province of Ontario by a certificate and accompanying articles of amalgamation which became effective on April 7, 2005, as amended;

AND WHEREAS Specialty is authorized to issue an unlimited number of Class A common shares, an unlimited number of Class B common shares, an unlimited number of Class C preferred shares and an unlimited number of Class D preferred shares, of which 430 Class A common shares, 430 Class B common shares, 255,024 Class C preferred shares and 400 Class D preferred shares are currently issued and outstanding.

AND WHEREAS Masonite is authorized to issue an unlimited number of common shares, of which 80,557,413 common shares are currently issued and outstanding;

AND WHEREAS Specialty is a wholly-owned subsidiary corporation of Masonite;

AND WHEREAS such Party has made full and complete disclosure to the other Parties of its known assets and liabilities;

AND WHEREAS, under the authority conferred by the Business Corporations Act (Ontario) (the “Act”), the Parties have agreed to amalgamate and continue as one corporation on the terms hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants, representations and warranties of the Parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties covenant and agree as follows:

1.             Definitions

In this Agreement:

“Amalgamating Corporation” means, collectively, Specialty and Masonite;

“Amalgamation” means the amalgamation of the Amalgamating Corporations herein provided for;

“Amalgamated Corporation” means the corporation continuing from the Amalgamation;

“Effective Date” means the date set out on the certificate endorsed by the Director appointed under the Act on the articles of amalgamation giving effect to the Amalgamation; and

“Effective Time” means 5:00 p.m. (Toronto time) on the Effective Date.

Unless the context otherwise requires, all terms used in this Agreement which are defined in the Act have the respective meanings given to them in the Act.

2.             Amalgamation

Subject to the provisions of this Agreement, the Amalgamating Corporations agree to amalgamate and continue as one corporation under the provisions of the Act as of and from the Effective Time.

3.             Name of Corporation

The name of the Amalgamated Corporation shall be Masonite International Corporation/La Corporation Internationale Masonite.  The Amalgamated Corporation may be legally designated by the English version of its name or the French version of its name.

4.             Registered Office

The registered office of the Amalgamated Corporation shall be located in the City of Mississauga, in the Province of Ontario.  The address of the registered office of the Amalgamated Corporation shall be 1600 Britannia Road East, Mississauga, Ontario L4W 1J2.

5.             Business and Powers

There shall be no restrictions on the business the Amalgamated Corporation may carry on or on the powers it may exercise.

6.             Authorized Share Capital

The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares.

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7.             Share Transfer Restrictions

The shares of the Corporation shall not be transferred without the approval of the board of directors or of the holder or holders or more than 50% of the voting shares of the Corporation to be evidenced by a resolution of such directors or shareholders.

8.             Limitation on Number of Shareholders

The number of shares of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

9.             Number of Directors

The Amalgamated Corporation shall have not less than one and not more than 10 directors.

10.          First Directors

The first directors of the Amalgamated Corporation shall be as follows:

Name	Residence Address	Resident Canadian
Scott C. Nuttall	430 East 86th Street, Apartment 10C, New York, New York, United States 10028	No

Philip S.Orsino	61 Yorkville Avenue Toronto, Ontario M5R 1B7	Yes

The first directors named above shall hold office until the first meeting of shareholders of the Amalgamated Corporation or until their successors are elected or appointed.

11.          Conversion or Cancellation of Shares of Amalgamating Corporations.

At the Effective Time, the issued and outstanding shares of each of the Amalgamating Corporations shall be converted into fully paid and non-assessable shares of the Amalgamated Corporation or shall be cancelled without any repayment of capital in respect thereof as follows:

(a)           all the outstanding Class A common shares, Class B common shares, Class C preferred shares, and Class D preferred shares of Specialty owned by Masonite shall be cancelled; and

(b)           all of the outstanding common shares of Masonite owned by Masonite International Inc. shall be converted into fully paid and non-assessable common shares of the Amalgamated Corporation.

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12.          Stated Capital

The stated capital attributable to each class of shares of the Amalgamated Corporation issuable pursuant to Section 11 on the conversion of shares of the Amalgamating Corporations shall be the aggregate of the stated capital attributable to the shares so converted.

13.          Replacement Share Certificates.

After the Effective Time, the shareholders of the Amalgamating Corporations may (and, if requested by the Amalgamated Corporation, shall) surrender to the Amalgamated Corporation for cancellation the certificates representing the shares of the Amalgamating Corporation held by them immediately prior to the Effective Time in exchange for certificates representing the shares of the Amalgamated Corporation into which such shares were converted.

14.          By-laws

The by-laws of the Amalgamated Corporation will be the same as those of Masonite.  A copy of the proposed by-laws of the Amalgamated Corporation may be examined at the registered office of Masonite at 1600 Britannia Road East, Mississauga, Ontario L4W 1J2, at any time during usual business hours prior to the Effective Time.

15.          Compliance with the Act.

Upon the approval of this Agreement in accordance with the provisions of the Act, the Amalgamating Corporations shall comply with the provisions of the Act for the purpose of bringing the Amalgamation into effect.

16.          Termination.

At any time before the endorsement of a certificate of amalgamation in respect of the Amalgamation, this Agreement may be terminated by the directors of either Specialty or Masonite in their sole discretion, regardless of whether this Agreement has been approved by the shareholders of any or all of the Amalgamating Corporations.

17.          Amendment.

This agreement may be amended by an agreement in writing signed by each of the Amalgamating Corporations, provided the amendment is approved by a special resolution of the shareholders of each of the Amalgamating Corporations.

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

SPECIALTY BUILDING PRODUCTS LTD.		MASONITE INTERNATIONAL CORPORATION

By:	/s/ Harley Ulster	By:	/s/ Harley Ulster
	Harley Ulster		Harley Ulster
	Secretary		Executive Vice-President

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